                                                               EXHIBIT 23.6


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-38429 of AmeriPath, Inc. on Form S-1 of our reports appearing in Registration Statement No. 333-34265 on Form S-1 of AmeriPath, Inc., as follows: dated November 12, 1996 on the combined financial statements of Clay J. Cockerell, M.D., P.A. and Freeman-Cockerell Laboratories, Inc.; and dated August 22, 1997 on the combined financial statements of Unipath Ltd. and Affiliates.

/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Dallas, Texas

October 22, 1997